As filed with the Securities and Exchange Commission on October 16, 1997

                                                      Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                   -------------------------------------


                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                -------------------------------------------


                             JOHNSON & JOHNSON
                -------------------------------------------

           (Exact name of registrant as specified in its charter)


                 New Jersey
    (State or other jurisdiction of               22-1024240
     incorporation or organization)    (I.R.S. Employer Identification No.)

     One Johnson & Johnson Plaza                   08933
      New Brunswick, New Jersey                 (Zip Code)
       (Address of Principal
         Executive Offices)

      Johnson & Johnson/Biosense (Israel) Ltd. 1995 Stock Option Plan
          Johnson & Johnson/Biosense, Inc. 1996 Stock Option Plan
       --------------------------------------------------------------

                          (Full title of the plan)

                          Philip P. Crowley, Esq.
                             Johnson & Johnson
                        One Johnson & Johnson Plaza
                      New Brunswick, New Jersey 08933
                                908-524-2455
                    ------------------------------------

         (Name, address and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE
==========================================================================
                                                   Proposed
                                    Proposed       maximum
                                     maximum       aggregate
Title of securities  Amount to be  offering price  offering    Amount of
  to be registered   registered[1] per share[2]    price [2]  registration
                                                                  fee
Common Stock,
$.01 par value        819,239       $59.625       $48,847,126   $14,803
==========================================================================


[1] Of the 819,239 shares of Common Stock registered hereby, 550,081 shares are issuable under the Johnson & Johnson/ Biosense (Israel) Ltd. 1995 Stock Option Plan and 269,158 shares are issuable under the Johnson & Johnson/Biosense, Inc. 1996 Stock Option Plan.

[2] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based on the average of the highest and lowest prices at which shares of Common Stock of Johnson & Johnson were sold on October 15, 1997 (NYSE-Composite Transactions).

===========================================================================

                                  Part II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant are incorporated herein by reference:

(a)  Annual Report on Form 10-K for the fiscal year ended December 29,
     1997;

(b)  Quarterly Report of Form 10-Q for the fiscal quarter ended March 30,
     1997.

(c)  Quarterly Report on Form 10-Q for the fiscal quarter ended June 29,
     1997; and

(d) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

The validity of the issuance of the Common Stock being registered hereby has been passed upon for the Registrant by Philip P. Crowley, Esq., Assistant General Counsel and Assistant Secretary of the Registrant. Mr.
Crowley is paid a salary by the Registrant, is a participant in various employee benefit plans offered to employees of the Registrant generally, and owns and has options to purchase shares of Common Stock of the Registrant.


Item 6.  Indemnification of Directors and Officers.

The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach or his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

The Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.

The By-laws of the Registrant provide that, to the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification thereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of indemnification created by By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. These provisions of the By-laws shall insure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the By-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alternation, change, addition or repeal of or to the By-laws shall deprive an Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suite, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Registrant, or are or were serving, shall serve, or shall have served, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

Item 7.  Exemption from Registration Claimed.

Not Applicable.


Item 8.  Exhibits

Exhibit   Description

4.1       Johnson & Johnson/Biosense (Israel) Ltd. 1995 Stock Option Plan.

4.2       Johnson & Johnson/Biosense, Inc. 1996 Stock Option Plan.

5.1       Opinion of Philip P. Crowley, Esq.

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Philip P. Crowley, Esq. (included in Exhibit 5.1)

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered , the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on the 14th day of October, 1997.


       Signatures                Title                       Date
       ----------                -----                       ----

/s/ R. S. Larsen
-----------------------    Chief Executive Officer         October 14, 1997
  Johnson & Johnson

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signatures                Title                       Date
      ----------                -----                       ----

 /s/ R. S. Larsen
 -----------------------   Chairman, Board of Directors
     R. S. Larsen          Executive Officer, and
                           Directors (Principal            October 14, 1997
                           Executive Officer)


/s/ R. J. Darretta
-----------------------    Vice President Finance
    R. J. Darretta         (Principal Financial Officer)   October 10, 1997


/s/ C. E. Lockett
-----------------------
    C. E. Lockett          Controller                      October 13, 1997


/s/ G. N. Burrow
-----------------------
    G. N. Burrow           Director                        October 10, 1997


/s/ J. G. Cooney
-----------------------
    J. G. Cooney           Director                        October 10, 1997


/s/ J. G. Cullen
-----------------------
    J. G. Cullen           Director                        October 14, 1997


/s/ P. M. Hawley
-----------------------
    P. M. Hawley           Director                        October 15, 1997

-----------------------
    A. D. Jordan           Director                        October   , 1997



-----------------------
    A. G. Langbo           Director                        October   , 1997


/s/ J. S. Mayo
-----------------------
    J. S. Mayo             Director                        October 11, 1997



-----------------------
    T. S. Murphy           Director                        October   , 1997


/s/ P. J. Rizzo
-----------------------
    P. J. Rizzo            Director                        October 10, 1997


/s/ H. B. Schacht
-----------------------
    H. B. Schacht          Director                        October 10, 1997


/s/ M. F. Singer
-----------------------
    M. F. Singer           Director                        October 10, 1997


/s/ R. B. Smith
-----------------------
    R. B. Smith            Director                        October 10, 1997


/s/ R. N. Wilson           Vice Chairman,                  October 10, 1997
-----------------------    Board of Directors
    R. N. Wilson           and Director

                               EXHIBIT INDEX


Exhibit                                                       Page

4.1       Johnson & Johnson/Biosense (Israel) Ltd. 1995
          Stock Option Plan.

4.2       Johnson & Johnson/Biosense, Inc. 1996 Stock
          Option Plan.

5.1       Opinion of Philip P. Crowley, Esq.

23.1      Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Philip P. Crowley, Esq. (included in Exhibit 5.1)